UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 4, 2007

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MIDDLEBURG FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia (State or other jurisdiction of incorporation)	0-24159 (Commission File Number)	54-1696103 (I.R.S. Employer Identification No.)

111 West Washington Street Middleburg, Virginia (Address of principal executive offices)	20117 (Zip Code)

Registrant’s telephone number, including area code: (703) 777-6327

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 4, 2007, Alice P. Frazier notified the Company that she would be resigning as Executive Vice President and Chief Financial Officer of the Company. The resignation is effective May 9, 2007. She also resigned as Executive Vice President and Chief Financial Officer of Middleburg Bank, a wholly owned subsidiary of the Company (the “Bank”).

On May 9, 2007, the Company appointed Kathleen J. Chappell as Senior Vice President and Chief Financial Officer and Rodney J. White as Vice President and Chief Accounting Officer. Ms. Chappell replaces Ms. Frazier as the Company’s principal financial officer, and Mr. White replaces Ms. Chappell as the Company’s principal accounting officer.

Ms. Chappell, 39, previously had served as Senior Vice President and Chief Accounting Officer of both the Company and Middleburg Bank since March 2007. From 2005 to 2007, she was Senior Vice President and Chief Financial Officer of both the Company and Middleburg Bank since 2005. From 2004 to 2005, she was Senior Vice President and Controller of Middleburg Bank and, from 1997 to 2004, she was Vice President and Controller of Middleburg Bank.

Mr. White, 40, previously had served as Vice President and Controller since April 2006. He has served as an accountant with the Company since 2001, and he was named Assistant Vice President in 2004.

The Company has not entered into an employment agreement or similar arrangement with either Ms. Chappell or Mr. White.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBURG FINANCIAL CORPORATION

(Registrant)

Date: May 9, 2007	By: /s/ Gary R. Shook

Gary R. Shook

President